Exhibit 10.1

FIRST AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (“First Amendment”) is made by and between COMVERGE, INC., a Delaware corporation (“Company”) and TERESA NAYLOR (“Executive”) effective September 23, 2011.
WHEREAS, the Company and Executive have heretofore entered into that certain Executive Employment Agreement dated September 20, 2010 (the “Executive Employment Agreement”); and
WHEREAS, the Company and Executive desire to amend the Executive Employment Agreement;
NOW, THEREFORE, in consideration of the premises set forth above and the mutual agreements set forth herein, the Company and Executive hereby agree, effective as of the date set forth above, that the Executive Employment Agreement shall be amended as hereafter provided:
1.     Section 7.5(b) - Termination by the Company Without Cause, or by Executive for     Good Reason. Section 7.5(b) of the Executive Employment Agreement shall be     deleted in its entirety and replaced as follows: Subject to subsection 7.5(c) below,     if the Company terminates Executive's employment without Cause, or Executive     terminates her employment with Good Reason, then in such event Executive shall     be entitled to all payments allowed pursuant to subsection 7.5(a) above and     severance pay in the amount of the sum of (i) twelve (12) months' annual base     salary as specified in Exhibit A, plus (ii) an amount equal to the amount of     Executive's bonus payment for the last complete year of service prior to     termination, times a fraction, the numerator of which is the number of days in the     year of Executive's termination through the date of such termination, and the     denominator of which is 365 (or in the case of leap years, 366). The benefits     provided pursuant to this Section 7.5(b) shall not include any stock option or     similar grants and Executive's rights concerning any stock option or similar     grants shall be exclusively determined by applicable Company policies or plans     concerning such grants.
2.     Except as expressly modified by this First Amendment, all other terms and     conditions of the Employment Agreement shall remain in full force and effect and are hereby confirmed and ratified.
IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first set forth above.

COMVERGE, INC.

By: /s/ R. Blake Young
Name: R. Blake Young
Title: President and CEO

EXECUTIVE

/s/ Teresa Naylor
Teresa Naylor